UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1 Chick Springs Road, Suite 218

Greenville, SC  29609

(Address of principal executive offices) (zip code)

864-679-1625

(Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Waste2Energy Group Holdings PLC, Waste2Energy Engineering Limited, Waste2Energy Technologies International Limited,  (collectively referred to herein as (“W2E”) each of which are subsidiaries of  Waste2Energy Holdings, Inc. (the “Company”), entered into a Manufacturing Agreement with SHBV  (Hong Kong) LTD (“SHBV”), dated May 19,  2010 (the “Manufacturing Agreement”).   The term of the Manufacturing Agreement is for ten years (from May 19, 2010), unless it is extended by W2E for an additional five years or it is terminated sooner pursuant to its terms.  Pursuant to the Manufacturing Agreement W2E agreed that for the term of the Agreement it would grant SHBV an irrevocable and non-transferable license to manufacture components of W2E’s cBOS and sBOS products (the “W2E Products”) exclusively for W2E for use in all countries except Italy, Brazil, Canada and any other mutually agreed to exceptions (the “Territory”). In consideration for  the exclusive right to manufacture the Products for use in the Territory SHBV agreed to  make the following payments to W2E:

(i)	$1,000,000 will be made by June 17, 2010;
(ii)	$1,000,000 will be made by July 17, 2010;
(iii)	A further payment in kind of the necessary replacement equipment for the Dargavel EfW facility to complete the waste heat recovery system;
(iv)	The balance of up to $5,000,000 from i, ii, iii to be payable within 120 days of May 18, 2010 in the event of non conformance to (iii);
(v)	The balance of up to $5,000,000 shall be paid in equal installments annually over the remaining term of the agreement within 30 days of May 18th subject to the terms of the agreement.

The payment of  the above-referenced payments is based on W2E’s achieving the minimum Quota.  Pursuant to the Manufacturing Agreement, W2E is to place Cumulative Minimum Annual Orders of at least $60,000,000 in any one of the ten years of the term of the Manufacturing Agreement and not less than a total of $600,000,000 for the ten year term of the agreement.

Waste2Energy Group Holdings PLC  and  SHBV also entered into a Strategic Alliance Agreement, dated May 19, 2010 (the “Strategic Alliance Agreement”). The term of the Strategic Alliance Agreement is for ten years, unless terminated in accordance with the agreement.  Pursuant to the Strategic Alliance Agreement, Waste2Energy Group Holdings PLC (“Holdings”) and SHBV are to promote and market the experience and capabilities of the other; identify, assess and communicate opportunities for Holdings; and undertake joint marketing initiatives and other marketing activities which are mutually beneficial for the business interests of Holdings and as shall be agreed to by Holdings and SHBV from time to time.  Under the Strategic Alliance Agreement, Holdings agreed to use certain SHBV products for use with its customers.

The foregoing description of the Manufacturing Agreement  and the Strategic Alliance Agreement are qualified in their entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Manufacturing Agreement by and between SHBV (Hong Kong) LTD, Waste2Energy Group Holdings PLC, Wast2Energy Engineering Limited, and Waste2Energy Technologies International Limited

10.2	Strategic Alliance Agreement between Waste2Energy Group Holdings PLC and SHBV (Hong Kong) LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: June 3, 2010	By:	/s/ Craig Brown
Name: Craig Brown
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Manufacturing Agreement by and between SHBV (Hong Kong) LTD, Waste2Energy Group Holdings PLC, Wast2Energy Engineering Limited, and Waste2Energy Technologies International Limited

10.2	Strategic Alliance Agreement between Waste2Energy Group Holdings PLC and SHBV (Hong Kong) LTD